SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2006

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

1. Adoption of 2006 Equity Incentive Plan

On May 3, 2006, the stockholders of Environmental Power Corporation (the “Company”) approved the 2006 Equity Incentive Plan, referred to as the 2006 Plan. The 2006 Plan reserves 300,000 shares of the Company’s common stock for issuance in connection with stock options, restricted stock awards and other equity-based awards to be granted under the 2006 Plan.

The material terms of the 2006 Plan are set forth in the Company’s definitive Schedule 14A relating to the Company’s definitive proxy materials for its 2006 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 3, 2006, and the Company refers you to such filing for the description of the material terms of the 2006 Plan. The terms of the 2006 Plan described in such filing are incorporated herein by reference.

2. Adoption of 2006 Director Option Plan

Also on May 3, 2006, the stockholders of the Company approved the 2006 Director Option Plan, referred to as the 2006 Director Plan. The 2006 Director Plan reserves 300,000 shares of the Company’s common stock for issuance in connection with annual automatic stock options grants to non-employee directors of the Company.

The material terms of the 2006 Director Plan are set forth in the Company’s definitive Schedule 14A relating to the Company’s definitive proxy materials for its 2006 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 3, 2006, and the Company refers you to such filing for the description of the material terms of the 2006 Director Plan. The terms of the 2006 Director Plan described in such filing are incorporated herein by reference.

3. Termination of Restated 2002 Director Option Plan

Effective upon adoption of the 2006 Director Plan as described above, the Company’s 2002 Director Option Plan was terminated.

4. Grants of Options under 2006 Director Plan

As a result of the approval of the 2006 Director Plan by the Company’s stockholders, on May 3, 2006, each of John R. Cooper, Lon Hatamiya, Steven Kessner, Jessie J. Knight, Jr., August Schumacher, Jr. and Robert I. Weisberg, the Company’s non-employee directors, was automatically granted a fully vested option to purchase 15,000 of the Company’s common stock at an exercise price of $8.89 per share, the fair market value of the Company’s common stock on the grant date. Each of these options has a term of 10 years.

The options granted to the non-employee directors are not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, and, although fully vested on the date of the grant, if a director is terminated

•	for any reason, voluntary or involuntary, other than for “Cause” (as defined in the applicable option agreement) or pursuant to a director’s death or disability, such option, if unexercised, shall terminate 90 days after such termination,

•	for Cause, the option shall be terminated as of the date of the act giving rise to such termination, and

•	on account of death of or disability, such option, if unexercised, shall terminate after 12 months after the director’s death or date of termination of directorship on account of disability.

The options may be exercised by tendering payment of the purchase price in cash, by check, by money order, or, with the approval of the Company in its sole and absolute discretion, by delivering to the Company for cancellation outstanding shares of the Company’s common stock with a fair market value as of the date of exercise equal to the option price or the portion thereof which a holder elects to pay by tendering such shares.

The options are subject to a forfeiture clause that provides that, if a director engages in competitive activities to the detriment of the Company, solicits any customer of the Company to deal with a competitor of the Company, or breaches its duty of confidentiality to the Company, during the period that (i) is two (2) years after the date of exercise of an option or (ii) is two (2) years after the date of the termination of a directorship with the Company for any reason whatsoever while an option agreement is in effect, whichever is longer, then such option shall immediately terminate effective as of the date any such activity first occurred, and any gain received by a director pursuant to the exercise of such option must be paid to the Company within 30 days of demand by the Company.

ITEM 8.01. OTHER EVENTS

On May 4, 2006, the Company’s Board of Directors appointed Kamlesh R. Tejwani as Vice Chairman of the Board of Directors. Mr. Tejwani’s new title is in addition to his positions as President and Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ John F. O’Neill
John F. O’Neill
Chief Financial Officer and Treasurer

Dated: May 8, 2006